UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2014
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-8777	95-1613718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of Virco Mfg. Corporation (the “Company”) was held on June 24, 2014. There were 14,718,414 shares of common stock entitled to be voted, and 0 shares present in person or by proxy, at the Annual Meeting. Six items of business were acted upon by the Company's stockholders at the Annual Meeting. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below:

1.     The proposed amendment to the Certificate of Incorporation (“Charter”) to provide for the annual election of directors failed to receive the vote of 75% of the outstanding shares required to amend the Charter. The number of votes cast for, against, withheld and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,866,692	84,688	12,883	2,420,417

2.     The proposed amendment to the Charter to eliminate cumulative voting failed to receive the vote of 75% of the outstanding shares required to amend the Charter. The number of votes cast for, against, withheld and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,939,734	2,018,054	59,875	2,367,017

3.    Stockholders elected Robert Lind, the Company's nominee for Class I director, for a term expiring on the date of the 2017 Annual Meeting of Stockholders with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Robert Lind	9,821,618	142,645	2,420,417

4.     The advisory vote on executive compensation was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,987,782	919,788	56,693	2,420,417

5.     Stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014 by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,370,271	8,020	6,389	---

6.    Approval of an amendment to the Virco Mfg. Corporation 2011 Stock Incentive Plan was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,611,427	2,242,734	110,102	2,420,417

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION

Date: June 24, 2014	By:	/s/ Robert A. Virtue
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors